Filed Pursuant to Rule 424(b)(5)
Registration No. 333-234373

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price	Maximum Offering Price	Amount of Registration Fee
3.600% Senior Notes due 2029	$500,000,000	99.265%	$496,325,000	$64,422.99(1)

(1)

Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3 (File No. 333-234373).

PROSPECTUS SUPPLEMENT

(To Prospectus Dated October 30, 2019)

$500,000,000

NATIONAL OILWELL VARCO, INC.

3.600% SENIOR NOTES DUE 2029

National Oilwell Varco, Inc. is offering $500,000,000 aggregate principal amount of 3.600% senior notes due 2029 (the “notes”). The notes will mature on December 1, 2029.

The notes will bear interest at the rate of 3.600% per year. We will pay interest on the notes on June 1 and December 1 of each year, beginning on June 1, 2020.

We may redeem some or all of the notes at any time at the applicable redemption prices described in this prospectus supplement under the caption “Description of Notes — Optional Redemption”.

The notes will be our senior, unsecured obligations and will rank equally in right of payment with all of our existing and future unsubordinated debt. The notes will be effectively subordinated to any of our secured indebtedness, to the extent of the value of the assets securing such indebtedness, unless the notes become equally and ratably secured by those assets. The notes will also be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries.

The notes will be issued only in registered book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

	Per Note	Total
Public offering price(1)	99.265%	$496,325,000
Underwriting discount	0.650%	$3,250,000
Proceeds, before expenses, to National Oilwell Varco, Inc.	98.615%	$493,075,000

(1)	Plus accrued interest from November 14, 2019 if settlement occurs after that date.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect delivery of the notes will be made to investors on or about November 14, 2019 in book-entry form through The Depository Trust Company for the account of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme.

Joint Book-Running Managers

Barclays	J.P. Morgan	Wells Fargo Securities

ABN AMRO	Citigroup	DNB Markets	HSBC

Scotiabank	SEB	Standard Chartered Bank	UniCredit Capital Markets

Co-Managers

BNP PARIBAS	Fifth Third Securities

The date of this prospectus supplement is November 4, 2019.

Prospectus Supplement

Prospectus

We have not, and the underwriters have not, authorized any person to provide you with any information or represent anything about us other than what is contained in this prospectus, any prospectus supplement and any related free writing prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you.

This prospectus does not constitute an offer to sell any securities other than the securities offered hereunder. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or to any person to whom it is unlawful to make such an offer.

You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

Wells Fargo Bank, National Association, in each of its capacities referenced herein, including but not limited to trustee, securities registrar and paying agent, has not participated in the preparation of this prospectus supplement and assumes no responsibility for its content.

It is expected that delivery of the notes will be made against payment therefor on or about November 14, 2019, which is the seventh business day following the date of pricing of the notes (this settlement cycle being referred to as “T+7”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to two business days before delivery will be required, by virtue of the fact that the notes initially will settle in T+7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering, the notes and matters relating to us. The second part, the accompanying prospectus dated October 30, 2019, gives more general information, some of which does not apply to this offering. Please carefully read this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us, in addition to the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”.

If the description of this offering and the notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

References in this prospectus supplement and the accompanying prospectus to “National Oilwell Varco”, “NOV”, the “Company”, “we”, “us” and “our” refer to National Oilwell Varco, Inc. and its subsidiaries, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports and other information with the Securities and Exchange Commission (the “SEC”). The registration statement, the reports and other information we file with the SEC may be accessed electronically through the SEC’s website at http://www.sec.gov.

You may also access these materials through our website at http://www.nov.com. The contents of our website are not part of this prospectus supplement, and the reference to our website does not constitute incorporation by reference into this prospectus supplement or the accompanying prospectus of the information contained at that site.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement, including the exhibits to the registration statement. You may obtain the registration statement and the exhibits to the registration statement in any manner noted above.

S-i

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and accompanying prospectus certain information we have filed with the SEC, which means that we can disclose important information to you without including the specific information in this prospectus supplement and accompanying prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and accompanying prospectus and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the offer and sale of the notes under this prospectus supplement is completed, in each case other than information furnished to the SEC which is not deemed filed under the Exchange Act:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 14, 2019;

•

the information included in our definitive proxy statement on Schedule 14A filed on April  15, 2019, to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2018;

•

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on April 26, 2019, for the quarter ended June  30, 2019, filed with the SEC on July 31, 2019, and for the quarter ended September  30, 2019, filed with the SEC on October 30, 2019; and

•	our Current Reports on Form 8-K filed with the SEC on May 29, 2019 and November 4, 2019.

You may request a copy of these filings, any amendments and exhibits thereto at no cost, by writing or telephoning us at the following address:

7909 Parkwood Circle Drive

Houston, Texas 77036-6565

(713) 346-7500

Attention: Corporate Secretary

S-ii

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain “forward-looking statements” and information intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. All such statements other than statements of historical fact contained in this document are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “anticipate”, “project”, “expect”, “plan”, “goal”, “forecast”, “intend”, “could”, “believe”, “may”, and similar expressions and statements regarding our plans and objectives for future operations are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking.

Forward-looking statements reflect our beliefs and expectations based on information currently available to us. While we believe these expectations, and the assumptions upon which they are based, are reasonable, these statements are subject to numerous risks and uncertainties, and there can be no assurance that future developments affecting us will be those that we anticipate, that they will occur or what impact they will have on our operations or financial condition. Future results and performance may differ materially from those expressed in the forward-looking statements. You should also consider carefully the statements under “Risk Factors”, as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2018, and those statements discussed in the “Risk Factors” section of this prospectus supplement which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements.

Forward-looking statements speak only as of the date they were made. Except as required by the federal securities laws, we do not undertake any obligation to update these forward-looking statements after the date of this prospectus. You should not place undue reliance on any forward-looking statements when making an investment decision.

S-iii

SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in the notes offered hereby. You should read carefully this entire prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus prepared by us or on behalf of us, including the “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements” sections of this prospectus supplement, as well as the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2018 (our “2018 Annual Report”), which is incorporated by reference herein, before making an investment decision.

Overview

National Oilwell Varco is a leading independent provider in the design, manufacture and sale of equipment and components used in oil and gas drilling, completion and production operations, and the provision of oilfield services to the upstream oil and gas industry. The Company conducts operations in approximately 65 countries. The Company operates through three reporting segments: Wellbore Technologies, Completion & Production Solutions, and Rig Technologies.

We are a Delaware corporation incorporated in 1995. Our principal executive offices are located at 7909 Parkwood Circle Drive, Houston, Texas 77036, our telephone number is (713) 346-7500, and our website address is http://www.nov.com. The Company’s common stock is traded on the New York Stock Exchange under the symbol “NOV”. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

Recent Developments

Amendment of Credit Agreement

On October 30, 2019, the Company entered into an Amendment to the 5-Year Credit Agreement among the Company, Wells Fargo Bank, National Association, and the lenders party thereto (the “Amendment”). The Amendment amends the 5-Year Credit Agreement dated as of June 27, 2017 by and among the Company, as borrower, Wells Fargo Bank, National Association, as Administrative Agent and the lenders party thereto (the “Credit Agreement”) to, among other things, (i) extend the maturity date of the revolving credit facility from June 27, 2022 to October 30, 2024, (ii) decrease the revolving credit facility from $3 billion (with a $1 billion accordion) to $2 billion (with a $1 billion accordion), (iii) reduce the letter of credit sublimit from $1 billion to $750 million, (iv) permit the Company to elect to have Fitch ratings included in the pricing grid, and (v) make certain other changes to the Credit Agreement, including, without limitation, updating to LIBOR replacement language and sanctions, anti-terrorism, anti-corruption and anti-money laundering law provisions consistent with the Administrative Agent’s internal policies and adding provisions as to qualified financial contracts, division/plan of division and beneficial ownership.

The Offering

Issuer	National Oilwell Varco, Inc.

Securities Offered	$500,000,000 aggregate principal amount of 3.600% Senior Notes due 2029.

Maturity Date	December 1, 2029.

Interest Rate	3.600% per annum.

Interest Payment Dates	June 1 and December 1 of each year, beginning on June 1, 2020.

Ranking	The notes will:

•	be our senior unsecured obligations;

•

rank equally in right of payment with all our other existing and future unsubordinated debt, including our 2.600% Notes due December 2022 (the “2022 notes”), our 3.950% Notes due December 2042 and any other series of debt securities issued under the indenture relating to the notes;

•

effectively rank junior to (i) any of our secured debt, to the extent of the value of the collateral securing that debt, and (ii) all existing and future indebtedness and other liabilities of our subsidiaries; and

•	rank senior in right of payment to all of our future subordinated debt.

As of September 30, 2019, we had approximately $2.5 billion of consolidated indebtedness outstanding, none of which was secured. As of September 30, 2019, our subsidiaries had approximately $3.4 billion of outstanding indebtedness, consisting primarily of capital leases, and approximately $3.1 billion of other liabilities, including trade payables, accrued compensation and income taxes payable.

The indenture does not limit the amount of unsecured debt that we may incur.

Optional Redemption	At any time prior to September 1, 2029 (the date that is three months prior to the maturity date of the notes), we may redeem some or all of the notes at the redemption price equal to 100% of the principal amount of the notes redeemed plus a make-whole premium, which is described in this prospectus supplement.

At any time on or after September 1, 2029 (the date that is three months prior to the maturity date of the notes), we may redeem some or all of the notes at the redemption price equal to 100% of the principal amount of the notes redeemed.

In each case, we also will pay accrued and unpaid interest, if any, to, but excluding, the redemption date.

For a more complete description of the optional redemption provisions of the notes, please read “Description of Notes — Optional Redemption”.

Certain Covenants	The covenants in the indenture relating to the notes include limitations on, among other things, our ability to incur or place liens on our principal assets and those of our subsidiaries without securing the notes equally and ratably with the other indebtedness secured by such liens and to engage in certain sale-leaseback transactions, in each case subject to exceptions. The indenture also includes requirements that must be met if we consolidate or merge with, or sell, convey, transfer or lease all or substantially all of our assets to, another entity. See “Description of Notes — Certain Covenants”.

Use of Proceeds	We estimate that the aggregate net proceeds from the sale of the notes will be approximately $491 million after deducting the underwriting discount and estimated offering expenses that are payable by us. We intend to use the net proceeds from the sale of the notes to redeem a portion of the 2022 notes. See “Use of Proceeds” in this prospectus supplement.

Risk Factors	Investing in the notes involves risks. You should carefully consider the information discussed under the headings “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements” in this prospectus supplement in addition to the risks discussed under the heading “Risk Factors” in our 2018 Annual Report and all other information included in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein before investing in the notes.

Book-Entry, Delivery and Form	The notes will be represented by one or more permanent global certificates in fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company.

Governing Law	The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee	Wells Fargo Bank, National Association

RISK FACTORS

Investing in the notes involves risks. You should carefully consider the risk factors described below and incorporated by reference into this prospectus supplement, including the risk factors identified in Part I, Item 1A “Risk Factors” of our 2018 Annual Report, in addition to the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment in the notes. Realization of any of these or the following risks, or adverse results from any factors listed under “Cautionary Notice Regarding Forward-Looking Statements”, could materially and adversely affect our business, financial condition, cash flows or results of operations. In that case, the trading price of the notes could decline, and you could lose all or part of your investment.

Risks Relating to the Notes

Our financial condition is dependent on the earnings of our subsidiaries.

We are a holding company and our assets consist primarily of direct and indirect ownership interests in, and our business is conducted substantially through, our subsidiaries. We rely primarily on dividends or other distributions from our subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Consequently, our ability to repay our debt, including the notes, depends on the earnings of our subsidiaries, as well as our ability to receive funds from our subsidiaries through dividends or other payments or distributions. The ability of our subsidiaries to pay dividends, repay intercompany debt or make other advances to us is subject to restrictions imposed by applicable laws (including bankruptcy laws), tax considerations and the terms of agreements governing our subsidiaries. Our foreign subsidiaries in particular may be subject to currency controls, repatriation restrictions, withholding obligations on payments to us, and other limits. If we do not receive such funds from our subsidiaries, we may be unable to pay interest or principal on the notes when due.

The notes will be effectively junior to all secured indebtedness unless they are entitled to be equally and ratably secured.

The notes are our senior unsecured obligations and rank equally with all our other unsecured indebtedness. The notes also will be effectively subordinated to any secured debt we may incur in the future to the extent of the value of the assets securing such debt. Although the indenture with respect to the notes places some limits on our ability to incur secured debt, if we default on the notes, become bankrupt, liquidate or reorganize, any secured creditors could use our assets securing their debt to satisfy their secured debt before you would receive any payment on the notes. If the value of the collateral is not sufficient to pay any secured debt in full, our secured creditors would share the value of our other assets, if any, with you and the holders of other claims against us that rank equally with the notes. As of September 30, 2019, we had approximately $2.5 billion of consolidated indebtedness outstanding, none of which was secured.

Because we are a holding company, the notes are structurally subordinated to all of the indebtedness of our subsidiaries.

The notes are our general unsecured obligations and are not guaranteed by any of our subsidiaries. We are a legal entity separate and distinct from our subsidiaries, and holders of the notes will be able to look only to us for payments on the notes. In addition, because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise, and the ability of holders of the notes to benefit indirectly from that kind of distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. All obligations of our subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us. Excluding intercompany liabilities, as of September 30, 2019, our subsidiaries had approximately $3.4 billion of indebtedness, consisting primarily of capital leases, and approximately $3.1 billion of other liabilities, which includes trade payables, accrued compensation and income taxes payable. We also have joint ventures and subsidiaries in which we own less than 100% of the equity so that, in addition to the structurally senior claims of creditors of those entities, the equity interests of our joint venture partners or other shareholders in any dividend or other distribution made by these entities would need to be satisfied on a proportionate basis with us. These joint ventures and less than wholly owned subsidiaries may also be subject to restrictions on their ability to distribute cash to us in their financing or other agreements and, as a result, we may not be able to access their cash flow to service our debt obligations, including in respect of the notes. Accordingly, the notes are structurally subordinated to all existing and future liabilities of our subsidiaries and all liabilities of any of our future subsidiaries.

The notes do not restrict our ability to incur additional unsecured debt or to take other actions that could negatively impact holders of the notes.

Neither we nor our subsidiaries are restricted under the terms of the notes from incurring additional unsecured debt.

If we incur any additional indebtedness that ranks equally with the notes, including trade payables, the holders of that indebtedness will be entitled to share ratably with noteholders in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of us. This may have the effect of reducing the amount of proceeds paid to noteholders in connection with such a distribution.

Any increase in our level of indebtedness will have several important effects on our future operations, including, without limitation:

•	we will have additional cash requirements in order to support the payment of interest on our outstanding indebtedness;

•	increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

•	depending on the levels of our outstanding indebtedness, our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited.

In addition, the limited covenants applicable to the notes do not require us or our subsidiaries to achieve or maintain any minimum financial results relating to our financial position or results of operations. Further, the indenture does not contain provisions that would afford holders of the notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Our ability and the ability of our subsidiaries to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could adversely affect our capital structure or credit rating or have the effect of diminishing our ability to make payments on the notes when due. In addition, neither we nor our subsidiaries are restricted by the terms of the notes from repurchasing common stock or any subordinated indebtedness that we may incur in the future.

There is no established trading market for the notes and you may not be able to sell the notes.

The notes are a new issue of securities with no established trading market. Although the underwriters may make a market in the notes, they are not obligated to do so and any of their market making activities may be terminated or limited at any time. We do not intend to apply for listing of the notes on any securities exchange or for quotation on any automated dealer quotation system. Accordingly, we cannot assure you as to the liquidity of any market that may develop for the notes, the ability of holders of the notes to sell their notes or the prices at which their notes could be sold. The liquidity of any market for the notes will depend on the number of holders of those notes, the interest of securities dealers in making a market in those notes and other factors. Further, if markets were to develop, the market prices for the notes may be adversely affected by the terms, amount outstanding and time to maturity of the notes, changes in our financial performance, a decline in our creditworthiness, changes in the overall market for similar securities and performance or prospects for companies in our industry.

Our credit ratings may not reflect all risks of your investment in the notes.

The credit ratings assigned to the notes are limited in scope and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs. Neither we, the trustee nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of notes of any change in ratings.

USE OF PROCEEDS

We estimate that the aggregate net proceeds from the sale of the notes will be approximately $491 million after deducting the underwriting discount and estimated offering expenses that are payable by us. We intend to use the net proceeds from the sale of the notes, along with cash on hand or revolving credit facility borrowings, to redeem $1 billion of the 2022 notes. After the redemption, $395 million of the 2022 notes will remain outstanding.

CAPITALIZATION

The following table sets forth our unaudited consolidated cash and cash equivalents and our unaudited consolidated capitalization as of September 30, 2019 (i) on a historical basis and (ii) as adjusted to give effect to this offering and the application of the estimated net proceeds of this offering in the manner described under “Use of Proceeds” in this prospectus supplement. In addition to the section captioned “Use of Proceeds”, you should read the data set forth in the table below in conjunction with our financial statements and the accompanying notes and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 incorporated by reference into this prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”.

	As of September 30, 2019
	Historical	As Adjusted
	(In millions of dollars)
Cash and equivalents	$1,313	$804	(a)

Long-term debt:
2.600% Senior Notes due 2022	$1,395	$395
3.950% Senior Notes due 2042	1,089	1,089
3.600% Senior Notes due 2029 offered hereby	—	500
Revolving credit facility	—	—	(a)

Total long-term debt	2,484	1,984

Stockholders’ equity:
Common stock, par value $0.01 per share; 1,000,000,000 shares authorized; 385,850,007 shares issued and outstanding at September 30, 2019	4	4
Additional paid-in capital	8,483	8,483
Accumulated other comprehensive loss	(1,524)	(1,524)
Retained earnings	1,094	1,094

Total Company stockholders’ equity	8,057	8,057
Noncontrolling interests	72	72

Total stockholders’ equity	8,129	8,129

Total capitalization	$10,613	$10,113

(a)

The as adjusted column reflects redemption of $1 billion aggregate principal amount of the 2022 notes using a combination of the net proceeds from the sale of the notes offered hereby plus approximately $509 million of cash on hand. We may instead borrow all or part of such approximately $509 million cash portion under our revolving credit facility.

DESCRIPTION OF NOTES

We will issue the notes under the Indenture, dated as of November 20, 2012 (which we refer to as the “base indenture”), by and between National Oilwell Varco and Wells Fargo Bank, National Association (as successor trustee to U.S. Bank National Association), as trustee (which we refer to as the “trustee”), as amended and supplemented pursuant to a supplemental indenture applicable to the notes. We refer to the base indenture, as amended and supplemented pursuant to the supplemental indenture applicable to the notes offered hereby, as the “indenture”. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We urge you to read the indenture because it, not the summaries below, defines your rights. We have filed the base indenture as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

General

The notes will:

•	be our senior unsecured obligations;

•	rank equally in right of payment with all our other existing and future unsubordinated debt, including any other series of debt securities issued under the indenture relating to the notes;

•

effectively rank junior to (i) any of our secured debt, to the extent of the value of the collateral securing that debt, and (ii) all existing and future indebtedness and other liabilities of our subsidiaries; and

•	rank senior in right of payment to all of our future subordinated debt.

Subject to the exceptions, and subject to compliance with the applicable requirements set forth in the base indenture, we may discharge our obligation under the indenture with respect to the notes as described under “— Optional Redemption” and “— Defeasance and Discharge”, below.

Principal, Maturity and Interest

Initially, we will issue the notes in an aggregate principal amount of $500,000,000. The notes will be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will mature on December 1, 2029. We may issue additional notes from time to time, without the consent of the holders of the notes, in compliance with the terms of the indenture.

Interest on the notes will:

•	accrue at the rate of 3.600% per annum;

•	accrue from the date of issuance or the most recent interest payment date;

•	be payable in cash semi-annually in arrears on each June 1 and December 1, beginning on June 1, 2020;

•	be payable to the holders of record on May 15 and November 15 immediately preceding the related interest payment dates;

•	be computed on the basis of a 360-day year comprised of twelve 30-day months; and

•	be payable, to the extent lawful, on overdue interest to the extent permitted by law at the same rate as interest is payable on principal.

If any interest payment date, maturity date or redemption date falls on a day that is not a business day, the payment will be made on the next business day with the same force and effect as if made on the relevant interest payment date, maturity date or redemption date. Unless we default on a payment, no interest will accrue for the period from and after the applicable interest payment date, maturity date or redemption date.

Payment and Transfer

Initially, the notes will be issued only in global form. Beneficial interests in notes in global form will be shown on, and transfers of interests in notes in global form will be made only through, records maintained by The Depository Trust Company (“DTC”) and its participants. Notes in definitive form, if any, may be presented for registration, exchange or transfer at the office or agency maintained by us for such purpose (which initially will be the corporate trust office of the trustee located at 333 S. Grand Avenue, 5th Floor, Los Angeles, California 90071).

Payment of principal of, premium, if any, and interest on notes in global form registered in the name of DTC’s nominee will be made in immediately available funds to DTC’s nominee, as the registered holder of such global notes. If any of the notes is no longer represented by a global note, payment of interest on the notes in definitive form may, at our option, be made through our paying agent or by check mailed directly to holders at their respective registered addresses or by wire transfer to an account designated by a holder.

No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable upon transfer or exchange of notes. We are not required to transfer or exchange any note selected for redemption or any other note for a period of 15 days before any mailing of notice of notes to be redeemed.

The registered holder of a note will be treated as the owner of it for all purposes.

Optional Redemption

The notes will be redeemable at our option, in whole or in part, at any time and from time to time prior to the Call Date, in principal amounts of $2,000 or any integral multiple of $1,000 in excess thereof for an amount equal to the greater of:

•	100% of the principal amount of the notes being redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest in respect of the notes being redeemed (exclusive of interest accrued to the date of redemption) through the Call Date discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the Treasury Rate (as defined below) plus 30 basis points;

plus, in either case, accrued and unpaid interest to, but not including, the redemption date.

In addition, at any time and from time to time on or after the Call Date, the notes will be redeemable at our option at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but not including, the date of redemption.

“Call Date” means the date that is three months prior to the maturity date of the notes.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term to the Call Date of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term to the Call Date of the notes to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for such redemption date as determined by us.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the trustee after consultation with us.

“Reference Treasury Dealer” means each of Barclays Capital Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC or their respective affiliates that are primary U.S. government securities dealers in the United States (a “Primary Treasury Dealer”), and their respective successors; provided, however, that if any of the foregoing and its affiliates and subsidiaries shall not be a Primary Treasury Dealer at the appropriate time, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date applicable to the notes, the rate per annum equal to the semiannual equivalent yield to maturity (computed by us as of the second business day immediately preceding such redemption date, or in the case of a satisfaction and discharge, the second business day immediately preceding the date of deposit with the trustee or any paying agent) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Unless we default in payment of the redemption price, on and after any redemption date, interest will cease to accrue on the notes called for redemption. We are required to deposit with a paying agent, no later than any redemption date, money sufficient to pay the redemption price of the notes to be redeemed on such date, plus accrued and unpaid interest to, but not including, the redemption date. If we are redeeming less than all the notes, the trustee must select the notes to be redeemed, in the case of the notes in global form, in accordance with DTC’s applicable procedures, and in the case of any notes in definitive form, by such method as the trustee deems fair and appropriate. The trustee may select for partial redemption notes and portions of notes in amounts equal to $2,000 or any integral multiple of $1,000 in excess thereof.

We will deliver a notice of redemption at least 15 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

Sinking Fund

We are not required to make mandatory redemption or sinking fund payments with respect to the notes nor are we required to repurchase the notes at the option of the holders.

Certain Covenants

Under the indenture, there are no covenants restricting our ability to pay dividends, incur additional debt or issue additional securities or that require us to maintain any financial ratios or reserves. However, the indenture does contain other covenants for your protection, including those described below. The covenants summarized below will apply to the notes (unless waived or amended) as long as the notes are outstanding.

Limitation on Liens

The indenture provides that we will not, and will not permit any of our Subsidiaries to, incur, create, assume or suffer to exist any Lien on any Principal Property or on any securities or indebtedness of any Subsidiary that owns or leases any Principal Property (whether such Principal Property, securities or indebtedness are now existing or owned or subsequently created or acquired) to secure any Indebtedness, without effectively providing that all of the outstanding notes shall be secured equally and ratably with or prior to such secured Indebtedness until such time as such Indebtedness is no longer secured by a Lien.

The foregoing restriction does not require us to secure the notes if the Indebtedness secured by these Liens is exempted as described under “— Exempted Indebtedness” below and does not prohibit us from creating any of the following:

•	Liens existing on, or provided for under the terms of agreements existing on, the date that any notes are issued under the indenture;

•

certain Liens on property, shares of stock, indebtedness or other assets at the time of acquisition thereof and certain Liens on property, shares of stock, indebtedness or other assets of a Person existing at the time such Person becomes our Subsidiary that are not incurred in anticipation of such Person becoming a Subsidiary;

•

certain Liens on property acquired, constructed, altered or improved by us or our Subsidiaries after the date of the indenture which are created or assumed contemporaneously or within one year after such acquisition (or after the completion and commencement of commercial operation of such property) to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction, alteration or improvement;

•	Liens in favor of us or our Subsidiaries;

•	Liens on any current assets that secure current liabilities;

•

Liens in favor of the United States or any state, territory or possession thereof (or the District of Columbia), any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction to secure partial, progress, advance or other payments pursuant to any contract or statute;

•

Liens to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing, developing, repairing or improving the property subject to such Liens, including without limitation, Liens to secure Indebtedness of the pollution control or industrial revenue bond type;

•

Liens to secure Indebtedness issued or guaranteed by the United States or any state, territory or possession thereof (or the District of Columbia), any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction;

•	Permitted Liens; and

•

Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements), in whole or in part, of any Lien referred to in the bullet points above; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such refinancing, refunding, extension, renewal or replacement (plus the aggregate amount of premiums, other payments, costs and expenses related to such refinancing, refunding, extension, renewal or replacement), and that such refinancing, refunding, extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so refinanced, refunded, extended, renewed or replaced (plus improvements on such property).

Limitation on Sale-Leaseback Transactions

The indenture provides that neither we nor any Subsidiary will enter into any Sale-Leaseback Transaction with respect to any Principal Property unless either:

•

at the time of entering into such Sale-Leaseback Transaction, we or our Subsidiary, as the case may be, would be permitted, pursuant to the provisions of the indenture, to incur Indebtedness secured by a Lien on the Principal Property involved in such transaction at least equal in principal amount to the Attributable Indebtedness with respect to that Sale-Leaseback Transaction without equally and ratably securing the notes pursuant to the covenant described above in “— Limitation on Liens”; or

•

within 12 months after the effective date of such Sale-Leaseback Transaction, we or our Subsidiary, as the case may be, applies an amount equal to not less than the Attributable Indebtedness with respect to such Sale-Leaseback Transaction either to:

(1)	the voluntary defeasance or the prepayment, repayment, redemption or retirement of our Indebtedness that ranks pari passu with the notes in right of payment of principal, premium and interest;

(2)	the acquisition, construction, development or improvement of any Principal Property used or useful in our businesses (including the businesses of our Subsidiaries); or

(3)	any combination of applications referred to in (1) or (2) above.

Exempted Indebtedness

Notwithstanding the foregoing limitations on Liens and Sale-Leaseback Transactions, we and our Subsidiaries may incur, issue, assume or guarantee Indebtedness secured by a Lien not otherwise permitted by the indenture without securing the notes, or may enter into Sale-Leaseback Transactions without complying with the preceding paragraph, or enter into a combination of such transactions, in an aggregate amount which, together with the aggregate principal amount of all other such secured Indebtedness then outstanding and the aggregate amount of Attributable Indebtedness of the Company and its subsidiaries deemed to be outstanding in respect of all Sale-Leaseback Transactions (to the extent not included in Indebtedness secured by Liens not otherwise permitted by the indenture and excluding any Sale-Leaseback Transaction the proceeds of which have been applied as described in the second bullet point under “— Limitation on Sale-Leaseback Transactions”), does not at any time exceed 15% of our Consolidated Net Tangible Assets.

Merger, Consolidation and Sale of Assets

The indenture provides that we may not convert, consolidate, amalgamate or merge with or into any other Person or sell, convey, transfer or lease all or substantially all of our properties and assets to another Person, unless:

•

either (a) National Oilwell Varco is the surviving corporation or (b) the Person reasonably formed by or surviving any such conversion, consolidation, amalgamation or merger (if other than National Oilwell Varco) or the Person to which such sale, conveyance, transfer or lease is made (i) expressly assumes all the obligations of National Oilwell Varco under the notes and the indenture pursuant to a supplemental indenture reasonably satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any), and interest on any additional amounts with respect to all of the notes and the performance of every covenant of the indenture on the part of us to be performed or observed, and (ii) is organized under the laws of a country that is a member of the Organisation for Economic Co-operation and Development, including the United States or any state thereof (or the District of Columbia); provided that, unless such person or entity is a corporation, a corporate co-issuer of the securities will be added to the indenture by agreements reasonably satisfactory to the trustee;

•	immediately after giving effect to such transaction, no Event of Default, and no act that would (after notice or lapse of time) become an Event of Default, shall have happened and be continuing; and

•

we deliver an officers’ certificate and opinion of counsel to the trustee stating that such conversion, consolidation, amalgamation, merger or sale, conveyance, transfer or lease, and any related supplemental indenture, comply with the indenture and that all conditions precedent set forth in the indenture have been complied with.

Upon the assumption of all our obligations by a successor, we will be relieved of all obligations under the indenture, except in the case of a lease. Also, if our successor is a non-U.S. entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to the notes, including the imposition of U.S. withholding taxes in relation to future interest payments. Our succession by a non-U.S. entity could also impede the effective exercise of remedies available to the trustee or holders of the notes following an event of default with respect to the notes.

Reports

The indenture provides that so long as any notes are outstanding, if we are subject to the periodic reporting requirements of the Exchange Act, we will file with the SEC and furnish to the trustee (unless such reports are available on the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system or any successor thereto), within the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual reports on Forms 10-Q and 10-K required to be filed by domestic companies that are subject to the periodic reporting requirements of the Exchange Act; and

(2)	all current reports on Form 8-K required to be filed by domestic companies that are subject to the periodic reporting requirements of the Exchange Act.

Each annual report on Form 10-K will include a report on our consolidated financial statements by our certified independent accountants. In addition, we will post a copy of each of the reports referred to in clauses (1) and (2) above on our website for public availability as soon as reasonably practicable after such reports are filed with the SEC.

If, at any time, we are no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the indenture requires that we will nevertheless continue to prepare the financial statements and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” substantially similar to that which would have been required to be included in each of the reports specified in any Form 10-Q or Form 10-K had we been subject to such Exchange Act reporting requirements (with all such financial statements prepared in accordance with Regulation S-X promulgated by the SEC and all such annual financial statements including a report thereon from our certified independent accountants) and post copies thereof to our website for public availability within the time periods that would have been applicable to filing such reports with the SEC in the rules and regulations applicable to such reports if we had been required to file those reports with the SEC; provided, however, that if we are no longer subject to the periodic reporting requirements of the Exchange Act, we will not be required by the indenture to comply with Sections 302 and 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein).

Additional Covenants

Under the indenture, we also agree to:

•	pay the principal of, interest and any premium on, the notes when due;

•	maintain a place of payment for the notes;

•	deliver a certificate to the trustee after the end of each fiscal year reviewing our compliance with our obligations under the indenture;

•	except as provided in the covenant described above under “— Merger, Consolidation and Sale of Assets”, preserve our corporate existence; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Certain Definitions

“Attributable Indebtedness” is defined in the indenture to mean, with respect to a Sale-Leaseback Transaction, at the time of determination, the lesser of:

•

the present value of the total net amount of rent required to be paid under the lease involved in such Sale-Leaseback Transaction during the remaining term thereof (including any renewal term exercisable at the lessee’s option or period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the notes outstanding compounded semiannually; and

•

if the obligation with respect to the Sale-Leaseback Transaction constitutes an obligation that is required to be accounted for as a capital lease obligation in accordance with generally accepted accounting principles, the amount equal to the capitalized amount of such obligation determined in accordance with generally accepted accounting principles and included in the financial statements of the lessee.

For purposes of the foregoing definition, rent will not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, utilities, water rates, operating charges, labor costs and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, the total net amount of rent shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the total net amount of rent determined assuming no such termination.

“Consolidated Net Tangible Assets” is defined in the indenture to mean the aggregate amount of assets included in the most recent consolidated balance sheet of National Oilwell Varco and its Subsidiaries less (i) current liabilities of National Oilwell Varco and its Subsidiaries and (ii) the net book amount of all intangible assets of National Oilwell Varco and its Subsidiaries.

“Indebtedness” is defined in the indenture to mean (i) long-term liabilities representing borrowed money or purchase money obligations as shown on the liability side of a balance sheet, other than liabilities evidenced by obligations under leases, (ii) indebtedness secured by any Lien existing on property owned subject to that Lien, whether or not the same indebtedness has been assumed and (iii) contingent obligations in respect of, or to purchase or otherwise acquire, any indebtedness of others described in the foregoing clause (i) or (ii) above, including guarantees and endorsements, other than for purposes of collection in the ordinary course of business of any indebtedness.

“Lien” is defined in the indenture to mean any mortgage, pledge, security interest, encumbrance, lien, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property or a security interest of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to us or any of our Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement).

“Permitted Liens” are defined in the indenture to include:

•

any statutory or governmental Lien or a Lien arising by operation of law, or any mechanics’, repairmen’s, materialmen’s, supplier’s, carrier’s, landlord’s, warehousemen’s or similar Lien incurred in the ordinary course of business which is not yet due or is being contested in good faith by appropriate proceedings and any undetermined Lien that is incidental to construction, development, improvement or repair;

•

the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, license or permit or by any provision of law to purchase or to recapture, or to designate a purchaser of, any property;

•

Liens for taxes and assessments that are for the current year and are not at the time delinquent or are delinquent but the validity of which are being contested at the time by us or any of our Subsidiaries in good faith;

•	Liens on, or to secure the performance of, leases;

•	Liens upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings;

•	Liens upon property or assets acquired or sold by us or any of our Subsidiaries resulting from the exercise of any rights arising out of defaults on receivables;

•

Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

•

Liens upon or deposits of any assets to secure performance and Liens in favor of issuers of surety or performance bonds, letters of credit, bankers’ acceptances or guarantees pursuant to the request of and for the account of us or any of our Subsidiaries; and

•

Liens arising or imposed by reason of any attachment, judgment, decree or order of any regulatory, governmental or court authority or proceeding, so long as any proceeding initiated to review same shall not have been terminated or the period within which such proceeding may be initiated shall not have expired, or such attachment, judgment, decree or order shall otherwise be effectively stayed.

“Person” is defined in the indenture to mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity of any kind.

“Principal Property” is defined in the indenture to mean any real property, manufacturing plant, warehouse, office building or other physical facility, or any other like depreciable assets owned or leased by us or any Subsidiary, except for any such property which, in the opinion of our board of directors, is not of material importance to the total business conducted by us and our Subsidiaries taken as a whole.

“Sale-Leaseback Transaction” is defined in the indenture to mean any arrangement with any Person providing for the leasing by us or any of our Subsidiaries of any Principal Property, which Principal Property has been or is to be sold or transferred by us or such Subsidiary to such Person, other than:

•	any such transaction involving a lease for a term (including renewals or extensions exercisable by us or any of our Subsidiaries) of not more than three years;

•	any such transaction between us and any of our Subsidiaries or between any of our Subsidiaries; or

•

any such transaction entered into at the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Principal Property.

“Subsidiary” of a Person is defined in the indenture to mean (i) a corporation, a majority of whose Voting Stock is at the time, directly or indirectly, owned by that Person, by one or more subsidiaries of that Person or by that Person and one or more subsidiaries of that Person, (ii) a partnership in which that Person or a subsidiary of that Person is, at the date of determination, a general or limited partner of that partnership, but only if that Person or its subsidiary is entitled to receive more than 50% of the assets of that partnership upon its dissolution or more than 50% of the net income of that partnership, or (iii) any other Person, other than a corporation or partnership, in which that Person, directly or indirectly, at the date of determination, has (a) at least a majority equity ownership interest or (b) the power to elect or direct the election of a majority of the directors (or Persons performing similar functions) of such Person and control the policies of that Person.

“Voting Stock” is defined in the indenture to mean, with respect to any Person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

Events of Default

An “Event of Default”, when used in the indenture, with respect to the notes, means any of the following:

(1)	failure to pay any interest on any note when due, which failure continues for 30 days;

(2)	failure to pay the principal of or any premium on any note when due;

(3)	failure to deposit any mandatory sinking fund payment on any note when due, which failure continues for 30 days;

(4)

failure to perform, or a breach of, any other covenant of National Oilwell Varco in the indenture (other than a covenant included in the indenture for the benefit of another series), which failure or breach continues for 90 days (or, in the case of the covenant described above under “— Certain Covenants — Reports”, 120 days) after written notice from the trustee or the holders of at least 25% in principal amount of notes of all series having the benefit of such covenant;

(5)

National Oilwell Varco, pursuant to or within the meaning of any bankruptcy, insolvency, reorganization or other similar law, (i) commences a voluntary case, (ii) consents to the entry of any order for relief against it in an involuntary case or to the commencement of an involuntary case against it, (iii) files a petition or answer or consent seeking reorganization or relief or the consent by it to the filing of such petition or to the appointment of a custodian or similar official of it or for any substantial part of its property, or (iv) makes an assignment for the benefit of its creditors, (v) admits its inability to pay its debts generally as they come due or (vi) takes any corporate action in furtherance of any of the above-mentioned actions in subsections (i) through (vi) of this clause (5);

(6)

a court of competent jurisdiction (i) enters an order or decree for relief against National Oilwell Varco under any bankruptcy, insolvency, reorganization or other similar law, (ii) enters an order or decree adjudging National Oilwell Varco as insolvent or bankrupt or approving as properly filed a petition seeking reorganization under any applicable federal or state law, (iii) appoints a custodian or similar official of National Oilwell Varco or for any substantial part of its property, or (iv) orders the winding up or liquidation of National Oilwell Varco; and the order or decree remains unstayed and in effect for 60 consecutive days; or

(7)	any other event of default as may be specified in the supplemental indenture with respect to the notes.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The trustee may withhold notice to the holders of notes of any default (except in the payment of principal, interest or any premium) if it considers the withholding of notice to be in the interests of the holders.

If an event of default for the notes occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of (i) the notes affected by such default (in the case of a default described in clause (1), (2), (3) or (7) above) or (ii) all series of debt securities issued under the indenture affected by such default (in the case of a default described under clause (4) above) may declare the unpaid principal of, together with any accrued but unpaid premium or interest on, all the notes (or of all series) to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority in principal amount of the notes (or of all the series, as the case may be) can rescind and annul the declaration.

Notwithstanding the foregoing, if an event of default specified in clause (5) or (6) above occurs and is continuing, then all unpaid principal of, together with any accrued but unpaid premium or interest on, all debt securities issued under the indenture outstanding under the indenture will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights, security or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee security or indemnity reasonably satisfactory to the trustee.

Subject to certain limitations, the holders of a majority in principal amount outstanding of the notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee, relating to an event of default described in clause (1), (2), (3) or (7) above respecting the notes, and the holders of a majority in principal amount of all outstanding debt securities issued under the indenture may do the same in relation to any other event of default.

Modification and Waiver

Holders who own a majority in principal amount of the notes may agree with us to change the provisions of the indenture or the supplemental indenture relating to the notes. However, no change may affect the payment terms or the percentage required to change other terms without the consent of all holders of the notes.

We may enter into supplemental indentures for other purposes specified in the indenture, including to make changes that would not materially adversely affect your interests or to create a new series of notes without the consent of any holder of notes.

The holders of a majority in principal amount of notes of any series may on behalf of the holders of all the notes of such series waive any past default under the indenture with respect to such series and its consequences, and the holders of a majority in principal amount of all outstanding notes may on behalf of the holders of all notes waive any past default under the indenture and its consequences, except in each case a default:

(1)	in the payment of the principal of, premium, if any, or interest on, any note; or

(2)	in respect of a covenant that under the indenture cannot be amended without the consent of the holder of each outstanding note affected.

Defeasance and Discharge

We at any time may terminate all our obligations under the indenture as they relate to the notes (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer of or exchange the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a securities registrar and paying agent in respect of the notes.

We at any time may terminate our obligations under certain covenants, including those described above under “— Certain Covenants — Limitations on Liens” and “— Limitation on Sale-Leaseback Transactions”, with respect to the notes (“covenant defeasance”).

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the defeased notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the affected notes may not be accelerated because of an Event of Default specified in clause (4) or (7) under “— Events of Default” above.

In order to exercise either defeasance option, we must irrevocably deposit in trust (the “defeasance trust”) with the trustee money, U.S. Government Obligations (as defined in the indenture) or a combination thereof for the payment of principal, premium, if any, and interest on the notes to the date of redemption or stated maturity, as the case may be, and we must comply with certain other conditions, including delivery to the trustee of an opinion of counsel (subject to customary exceptions and exclusions) to the effect that holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or a change in applicable federal income tax law.

In the event of any legal defeasance, holders of the notes would be entitled to look only to the defeasance trust fund for payment of principal of and any premium and interest on their notes until maturity.

Although the amount of money and U.S. Government Obligations on deposit with the trustee would be intended to be sufficient to pay amounts due on the defeased notes at the time of their maturity, if we exercise our covenant defeasance option for the notes and the notes are declared due and payable because of the occurrence of an event of default, such amount may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such event of default. We would remain liable for such payments, however.

In addition, we may satisfy and discharge all our obligations under the indenture with respect to the notes, other than our obligation to register the transfer of and exchange the notes, provided that we either:

•	deliver all outstanding notes to the trustee for cancellation; or

•

all such notes not so delivered for cancellation have either become due and payable or by their terms will become due and payable within one year or are called for redemption within one year, and in the case of this bullet point we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such notes, including interest to their stated maturity or applicable redemption date.

Book-Entry System

DTC, which we refer to along with its successors in this capacity as the “depositary”, will act as securities depositary for the notes. The notes will be issued as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with the depositary or its custodian.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes so long as the notes are represented by global security certificates.

Investors may elect to hold interests in the global notes through either DTC in the U.S. or Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank S. A./N.V., as operator of the Euroclear System (“Euroclear”), in Europe if they are participants in such systems, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it and facilitates the settlement among direct participants of securities transactions, transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions.

We will issue the notes in definitive certificated form in certain limited circumstances specified in the indenture, including if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Exchange Act, and in either case a successor depositary is not appointed by us within 90 days. If the notes will no longer be represented by global security certificates, we will issue certificates in definitive form in exchange for beneficial interests in the global security certificates, registered in the names instructed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all notes represented by these certificates for all purposes under the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the notes represented by these global security certificates registered in their names, and

•	will not be considered to be owners or holders of the global security certificates or any notes represented by these certificates for any purpose under the notes or the indenture.

All payments on the notes represented by global security certificates and all transfers and deliveries of related notes will be made to the depositary or its nominee, as the case may be, as the holder of such securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

The information in this section concerning the depositary, its book-entry system, Clearstream and Euroclear has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available finds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).

Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

Concerning the Trustee

Wells Fargo Bank, National Association is the trustee under the indenture. The corporate trust office of the trustee is located at 333 S. Grand Avenue, 5th Floor, Los Angeles, California 90071.

The indenture contains certain limitations on the right of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in certain other transactions with us. However, if it acquires any conflicting interest within the meaning of the Trust Indenture Act after an event of default has occurred and is continuing, it must eliminate the conflict, apply to the SEC for permission to continue as trustee or resign as trustee.

If an event of default occurs and is continuing, the trustee must exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

Governing Law

The indenture and the notes are governed by, and will be construed in accordance with, the laws of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax consequences that may be relevant to U.S. holders and non-U.S. holders (each as defined below) relating to the purchase, ownership, and disposition of the notes. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations promulgated thereunder, and current rulings, pronouncements, judicial decisions, and administrative interpretations of the Internal Revenue Service (the “IRS”), as of the date of this prospectus supplement, all of which are subject to differing interpretation or change at any time, possibly on a retroactive basis, by legislative, judicial, or administrative action. We cannot assure you that the IRS will not challenge the conclusions stated below, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of acquiring, owning or disposing of the notes. No representation with respect to the consequences to any particular purchaser of the notes is made. Prospective purchasers should consult their independent tax advisors with respect to their particular circumstances.

This discussion also does not address all considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special tax rules, including, without limitation, banks and other financial institutions, insurance companies, regulated investment companies, real estate investment trusts, mutual funds, tax-exempt organizations, governmental bodies or agencies or instrumentalities thereof, retirement plans, certain former citizens or long-term residents of the United States, partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes, pass-through entities, persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement, broker-dealers, traders in securities or currencies, controlled foreign corporations, passive foreign investment companies, persons deemed to sell notes under the constructive sale provisions of the Code, or persons holding the notes as part of a “straddle”, “hedge”, “conversion transaction”, “synthetic security” or other integrated investment, U.S. holders whose “functional currency” is not the U.S. dollar, and persons subject to the alternative minimum tax.

This discussion is limited to the U.S. federal income tax consequences to U.S. holders and non-U.S. holders who purchase the notes in the initial offering for cash at their issue price (i.e., the first price at which a substantial amount of the notes is sold for cash other than to bond wholesalers) and who hold such notes as capital assets (generally, property held for investment) for U.S. federal income tax purposes. This discussion does not describe any tax consequences arising under U.S. federal estate, gift or other federal tax laws or under the tax laws of any state, local or foreign jurisdiction, including, without limitation, the alternative minimum tax provisions of the code or the impact of Section 451(b) of the Code on accrual method taxpayers.

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of the partnership and each of its partners will depend on the activities of the partnership and the status of the partner. Partnerships acquiring notes, and partners in such partnerships, should consult their independent tax advisors regarding the U.S. federal income tax consequences of acquiring, owning, and disposing of the notes.

YOU SHOULD CONSULT YOUR INDEPENDENT TAX ADVISOR CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF ACQUIRING, OWNING AND DISPOSING OF THE NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS INCLUDING ANY APPLICABLE INCOME TAX TREATY BASED ON YOUR PARTICULAR CIRCUMSTANCES.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity classified as a corporation for these purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (2) it has made a valid election under applicable Treasury regulations to be treated as a U.S. person.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of a note (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

Effect of Certain Additional Payments

In certain circumstances (for example, see “Description of Notes — Optional Redemption”), we may pay amounts on the notes that are in excess of stated interest or principal on the notes. These potential payments may implicate the provisions of the Treasury regulations relating to “contingent payment debt instruments,” (the “CPDI Regulations”). One or more contingencies will not cause the notes to be treated as contingent payment debt instruments if, as of the issue date, each such contingency is considered remote or incidental or, in certain circumstances, it is significantly more likely that the contingency will not occur. We believe that the potential for additional payments on the notes should not cause the notes to be treated as contingent payment debt instruments under the CPDI Regulations. Our determination is binding on a U.S. holder and non-U.S. holder unless such holder discloses its contrary position in the manner required by applicable Treasury regulations. However, our determination is not binding on the IRS, which could challenge our determination. If such a challenge were successful, the tax consequences discussed below for a U.S. holder or non-U.S. holder would vary significantly and gain, if any, recognized on the taxable disposition of a note would be treated as ordinary interest income rather than capital gain. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Investors should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

Tax Consequences to U.S. Holders

Taxation of Interest

Payments of stated interest on the notes generally will be taxable to a U.S. holder as ordinary interest income at the time the right to such payment accrues or such payment is received in accordance with the holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Disposition

Upon the sale, redemption, exchange, retirement or other taxable disposition of a note, a U.S. holder generally will recognize taxable gain or loss equal to the difference between the amount realized on such disposition and the holder’s adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid stated interest, which is treated as ordinary income to the extent not previously included in income. A U.S. holder’s adjusted tax basis in a note generally will be the amount the holder paid for the note.

Gain or loss realized on the sale or other taxable disposition of a note generally will be capital gain or loss and will be long term capital gain or loss if, at the time of such disposition, the note has been held for more than one year. Long-term capital gains of non-corporate taxpayers may be eligible for reduced rates of taxation under current law. The deductibility of capital losses may be subject to certain limitations.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with interest payments on the notes and the proceeds from a sale or other taxable disposition (including a retirement, redemption or exchange) of the notes, unless the

U.S. holder is an exempt recipient. A U.S. holder will be subject to backup withholding (currently at a rate of 24%) on these amounts if the U.S. holder fails to provide its taxpayer identification number to us and the paying agent (if any) and comply with certain certification procedures or otherwise establish an exemption from backup withholding. U.S. holders should consult their independent tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax and the amount of any backup withholding will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Additional Medicare Tax on Net Investment Income

A 3.8% Medicare tax is imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes gross income from interest and net gain from the disposition of property such as the notes, less certain deductions. U.S. holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the notes.

Tax Consequences to Non-U.S. Holders

Taxation of Interest

Subject to the summary of backup withholding and FATCA rules below, payments of interest on a note to any non-U.S. holder generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest” exemption provided that we or the person otherwise responsible for withholding U.S. federal income tax from payments on the notes receives certain required certification from the non-U.S. holder or an intermediary and such holder is not:

•	an actual or constructive owner of 10% or more of the total combined voting power of all classes of our voting stock;

•	a “controlled foreign corporation” for U.S. federal income tax purposes related, directly or indirectly, to us through sufficient stock ownership;

•

receiving such interest payments as income effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if provided by an applicable income tax treaty, such interest is not attributable to a permanent establishment maintained by such holder in the United States); or

•	a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its business.

In order to satisfy the certification requirement, either (a) the non-U.S. holder must provide a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or an appropriate substitute or successor form) that provides the non-U.S. holder’s name and address, and taxpayer identification number, if any, and certify on such form under penalties of perjury that the non-U.S. holder is not a U.S. person for U.S. federal income tax purposes, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes must certify under penalties of perjury that such statement has been received from the non-U.S. holder and furnish a copy thereof. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

A non-U.S. holder that does not qualify for exemption from withholding under the preceding paragraph generally will be subject to withholding of U.S. federal income tax, currently at the rate of 30%, on payments of interest on the notes that are not effectively connected with the conduct by the non-U.S. holder of a trade or business in the

United States, unless a non-U.S. holder is entitled to a reduced rate of or an exemption from withholding under an applicable income tax treaty and provides a properly completed IRS Form W-8BEN or W-8BEN-E (or an appropriate substitute or successor form), on which the non-U.S. holder certifies its entitlement to such reduction or exemption.

If the payments of interest on a note are effectively connected with the conduct by a non-U.S. holder of a trade or business in the United States (and, if an income tax treaty applies, are attributable to a permanent establishment), such payments will be subject to U.S. federal income tax on a net basis at the rates generally applicable to U.S. persons. If the non-U.S. holder is a corporation for U.S. federal income purposes, the “dividend equivalent amount” attributable to such payments also may be subject to a branch profits tax at a rate of 30% (subject to reduction or elimination by an applicable income tax treaty). If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding two sentences, such payments will not be subject to U.S. withholding tax so long as the holder provides us, or the person who otherwise would be required to withhold such tax, with a properly completed IRS Form W-8ECI (or an appropriate substitute or successor form), on which the non-U.S. holder certifies that interest on the notes is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States.

Non-U.S. holders should consult their independent tax advisors regarding any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of branch profits tax, or other rules different from those described above.

The certifications described above and below must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. If a non-U.S. holder does not timely provide the applicable withholding agent with the required certification, but the non-U.S. holder qualifies for a an exemption or reduced rate under an applicable income tax treaty, the non-U.S. holder may obtain a refund of any excess amounts withheld if it timely provides the required information or appropriate claim form to the IRS.

Sale, Exchange, or Disposition

Subject to the summary of backup withholding and FATCA rules below, any gain recognized by a non-U.S. holder on the sale, exchange, retirement, or other disposition of a note generally will not be subject to U.S. federal income tax, unless (i) such gain is effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base), or (ii) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.

In the case described above in (i), gain or loss recognized on the disposition of such notes will generally be subject to U.S. federal income taxation in the same manner as if such gain or loss were recognized by a U.S. person, and, in the case of a non-U.S. holder that is a foreign corporation, may also be subject to an additional branch profits tax at a rate of 30% (or a lower applicable treaty rate). In the case described above in (ii), the non-U.S. holder will be subject to 30% tax (or lower applicable treaty rate) on any capital gain recognized on the disposition of the notes, which may be offset by certain United States source capital losses.

Proceeds from the disposition of a note that are attributable to accrued but unpaid interest generally will be subject to, or exempt from, tax to the same extent as described above with respect to interest paid on a note.

Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Generally, the amount of interest paid to a non-U.S. holder and the amount of tax, if any, withheld with respect to such payments and certain other information must be reported to the IRS. Such information may also be provided to the authorities of the country in which a non-U.S. holder is organized or resides pursuant to the terms of an applicable tax treaty (or other agreement).

In general, backup withholding will not be required with respect to payments of interest on the notes that we make to a non-U.S. holder if the non-U.S. holder has furnished the requisite documentation described above under “— Taxation of Interest” or otherwise establishes an exemption. Certain additional rules may apply where the notes are held through a custodian, nominee, broker, foreign partnership or foreign intermediary.

A non-U.S. holder may be subject to information reporting and backup withholding (currently at a rate of 24%) on the proceeds from the sale or other disposition of the notes unless such non-U.S. holder provides the requisite documentation described above in “Tax Consequences to Non-U.S. Holders — Taxation of Interest” or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the non-U.S. holder’s U.S. federal income tax liability or, in the absence thereof, eligible for refund, provided that the required information is timely furnished to the IRS. Non-U.S. holders should consult their independent tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

FATCA

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code and the U.S. Treasury Regulations and administrative guidance issued thereunder (commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of “withholdable payments” (as defined in the Code) made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on a note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Internal Revenue Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentations (such as an IRS Form W-8BEN-E). If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

While withholdable payments would have originally included payments of gross proceeds from the sale or other disposition of a note on or after January 1, 2019, recently proposed U.S. Treasury regulations provide that such payments of gross proceeds (other than amounts treated as interest) do not constitute withholdable payments. Taxpayers may rely generally on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued.

Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a beneficial owner of notes might be eligible for refunds or credits of such taxes. Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

The preceding discussion of certain U.S. federal income considerations is for general information only and is not tax advice. We urge each prospective investor to consult its tax advisor regarding the particular federal, state, local and foreign tax consequences of acquiring, owning and disposing of the notes in light of your particular circumstances and any consequences arising under U.S. federal estate or gift tax laws or the laws of any state, local or foreign taxing jurisdiction, including any applicable income tax treaty or the consequences of any proposed change in applicable laws.

UNDERWRITING

Barclays Capital Inc., J.P. Morgan Securities, LLC and Wells Fargo Securities, LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, the Company has agreed to sell to the underwriters and each of the underwriters has agreed, severally and not jointly, to purchase from the Company, the principal amount of notes set forth opposite the underwriter’s name:

Underwriter	3.600% Senior Notes due 2029
Barclays Capital Inc.	$92,500,000
J.P. Morgan Securities LLC	92,500,000
Wells Fargo Securities, LLC	92,500,000
ABN AMRO Securities (USA) LLC	25,000,000
Citigroup Global Markets Inc.	25,000,000
DNB Markets, Inc.	25,000,000
HSBC Securities (USA) Inc.	25,000,000
Scotia Capital (USA) Inc.	25,000,000
Skandinaviska Enskilda Banken AB (publ)	25,000,000
Standard Chartered Bank	25,000,000
UniCredit Capital Markets LLC	25,000,000
BNP Paribas Securities Corp.	11,250,000
Fifth Third Securities, Inc.	11,250,000

Total	$500,000,000

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters are obligated to purchase all of the notes sold pursuant to the underwriting agreement if any are purchased. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Underwriting Discounts and Expenses

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to 0.400% of the principal amount of the notes. In addition, any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the applicable initial public offering price of up to 0.250% of the principal amount of the notes. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discount we will pay to the underwriters in connection with the offering (expressed as a percentage of the principal amount of the notes).

	Underwriting Discount paid by us
	Per Note	Total
3.600% Senior Notes due 2029	0.650%	$3,250,000

We estimate that our expenses in connection with the sale of the notes, other than the underwriting discount, will be approximately $2 million and will be payable by us.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

New Issue of Notes; Trading Market

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation on any automated dealer quotation system. We have been advised by the underwriters that the underwriters intend to make markets in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given (1) that a trading market for the notes will develop or continue; (2) as to the liquidity of any market that does develop; or (3) as to your ability to sell any notes you may own or the price at which you may be able to sell your notes. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Price Stabilization and Short Positions

In connection with the offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

We do not, nor do any of the underwriters, make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and their respective affiliates have provided, or may in the future provide, investment banking, commercial banking and other financial and advisory services to us or our subsidiaries, including underwriting and the provision of financial advice, and have received, or may in the future receive, customary fees and commissions for their services. Affiliates of certain of the underwriters are lenders and/or agents under our revolving credit facility. In addition, certain of the underwriters or their affiliates are holders of the 2022 Notes and, accordingly, may receive a portion of the proceeds of this offering pursuant to the repayment thereof with the proceeds of this offering.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve our or our subsidiaries securities and/or instruments. If any of the underwriters or their affiliates has a lending relationship with us, certain of the underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

As Skandinaviska Enskilda Banken AB (publ) and Standard Chartered Bank are not U.S. registered broker-dealers with the SEC, they will effect any sales of the notes solely outside of the United States or within the United States to the extent permitted by Rule 15a-6 under the Exchange Act through one or more U.S. registered broker-dealers, and as permitted by the rules and regulations of the Financial Industry Regulatory Authority, Inc.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and, therefore, offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Taiwan

The notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors) but may not be offered or sold in Taiwan.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the issuer or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Singapore

Neither this prospectus supplement nor the accompanying prospectus have been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

A.    a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

B.    a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except:

(i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;

(ii) where no consideration is or will be given for the transfer;

(iii) where the transfer is by operation of law;

(iv) as specified in Section 276(7) of the SFA; or

(v) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA), that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

Our counsel, Locke Lord LLP, Houston, Texas, will pass upon certain legal matters for us in connection with the offering of the notes. Certain legal matters will be passed upon for the underwriters by Gibson, Dunn & Crutcher LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of National Oilwell Varco appearing in National Oilwell Varco’s Annual Report (Form 10-K) for the year ended December 31, 2018 (including the financial statement schedule appearing therein) and the effectiveness of National Oilwell Varco’s internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

National Oilwell Varco, Inc.

Debt Securities

This prospectus describes some of the general terms that may apply to the debt securities we may issue in one or several series. We will provide the specific terms of any debt securities to be offered in supplements to this prospectus.

We may offer the debt securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these debt securities to or through one or more underwriters, dealers, agents or directly to purchasers, on a continuous or delayed basis. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our debt securities.

We will provide information in the prospectus supplement with respect to the expected trading market, if any, for the debt securities.

Investing in these debt securities involves risks. See the “Risk Factors” sections of the applicable prospectus supplement and our filings with the Securities and Exchange Commission that are incorporated herein and therein by reference.

Our common stock is traded on the New York Stock Exchange under the symbol “NOV”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 30, 2019.

We have not authorized any person to provide you with any information or represent anything about us other than what is contained in this prospectus, any prospectus supplement and any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you.

This prospectus does not constitute an offer to sell any securities other than the securities offered hereunder. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or to any person to whom it is unlawful to make such an offer.

You should not assume that the information appearing in this prospectus, any prospectus supplement, any related free writing prospectus issued by us or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Using this process, we may offer the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. Each time we use this prospectus to offer the debt securities, we will provide a prospectus supplement and, if applicable, a related free writing prospectus that will describe the specific terms of the offering. Such prospectus supplement and free writing prospectus may include or incorporate by reference a discussion of any risk factors or other special considerations applicable to those securities or to us. The prospectus supplement and related free writing prospectus may also add to, update or change the information contained in this prospectus, and accordingly, to the extent inconsistent, the information in this prospectus will be superseded by the information in the prospectus supplement or the related free writing prospectus. Please carefully read this prospectus, the prospectus supplement and any related free writing prospectus issued by us, in addition to the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

References in this prospectus to “National Oilwell Varco,” “NOV,” the “Company,” “we,” “us” and “our” refer to National Oilwell Varco, Inc. and its subsidiaries, unless the context otherwise requires.

NATIONAL OILWELL VARCO, INC.

National Oilwell Varco is a leading independent provider in the design, manufacture and sale of equipment and components used in oil and gas drilling, completion and production operations, and the provision of oilfield services to the upstream oil and gas industry. The Company conducts operations in approximately 65 countries. The Company operates through three reporting segments: Wellbore Technologies, Completion & Production Solutions, and Rig Technologies.

We are a Delaware corporation incorporated in 1995. Our principal executive offices are located at 7909 Parkwood Circle Drive, Houston, Texas 77036, our telephone number is (713) 346-7500, and our website address is http://www.nov.com. The Company’s common stock is traded on the New York Stock Exchange under the symbol “NOV”. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

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WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports and other information with the SEC. Such materials may be accessed electronically through the SEC’s website at http://www.sec.gov. You may also access these materials through our website at http://www.nov.com. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus does not contain all of the information included in the registration statement, including the exhibits to the registration statement. You may obtain the registration statement and the exhibits to the registration statement in any manner noted above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we have filed with the SEC, which means that we can disclose important information to you without including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case other than information furnished to the SEC which is not deemed filed under the Exchange Act:

•	our Annual Report on Form 10-K for year ended December 31, 2018, filed with the SEC on February 14, 2019;

•

the information included in our definitive proxy statement on Schedule 14A filed on April  15, 2019, to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2018;

•

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on April 26, 2019, and for the quarter ended June 30, 2019, filed with the SEC on July 31, 2019, and for the quarter ended September 30, 2019, filed with the SEC on October 30, 2019; and

•	our Current Report on Form 8-K filed with the SEC on May 29, 2019.

You may request a copy of these filings, any amendments and exhibits thereto at no cost, by writing or telephoning us at the following address:

7909 Parkwood Circle Drive

Houston, Texas 77036-6565

(713) 346-7500

Attention: Corporate Secretary

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CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain “forward-looking statements” and information intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. All such statements other than statements of historical fact contained in this document are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “anticipate”, “project”, “expect”, “plan”, “goal”, “forecast”, “intend”, “could”, “believe”, “may”, and similar expressions and statements regarding our plans and objectives for future operations are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking.

Forward-looking statements reflect our beliefs and expectations based on information currently available to us. While we believe these expectations, and the assumptions upon which they are based, are reasonable, these statements are subject to numerous risks and uncertainties, and there can be no assurance that future developments affecting us will be those that we anticipate, that they will occur or what impact they will have on our operations or financial condition. Future results and performance may differ materially from those expressed in the forward-looking statements. You should also consider carefully the statements under “Risk Factors”, as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2018, and those statements discussed in the “Risk Factors” section of any prospectus supplement and in the documents incorporated by reference therein, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements.

Forward-looking statements speak only as of the date they were made. Except as required by the federal securities laws, we do not undertake any obligation to update these forward-looking statements after the date of this prospectus. You should not place undue reliance on any forward-looking statements when making an investment decision.

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USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, the net proceeds from the sale of the debt securities will be used for general corporate purposes, including repayment or refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities covered by this prospectus will be issued under our Indenture, dated November 20, 2012, between us and Wells Fargo Bank, National Association, as successor trustee, as amended and supplemented from time to time. The particular terms of the debt securities offered will be outlined in a prospectus supplement. The discussion of such terms in the prospectus supplement is subject to, and qualified in its entirety by, reference to all provisions of the indenture and any applicable supplemental indenture.

PLAN OF DISTRIBUTION

We may offer and sell these debt securities through one or more underwriters, dealers or agents, or directly to one or more purchasers, or through a combination of any of these methods of sale. We will provide the specific plan of distribution for any debt securities to be offered in a prospectus supplement.

LEGAL MATTERS

Our counsel, Locke Lord LLP, will pass upon certain legal matters for us in connection with the offering of any debt securities. If the debt securities are being distributed through underwriters or agents, the underwriters or agents will be advised about legal matters relating to any offering by their own legal counsel, which will be named in the related prospectus supplement.

EXPERTS

The consolidated financial statements of National Oilwell Varco appearing in National Oilwell Varco’s Annual Report (Form 10-K) for the year ended December 31, 2018 (including the financial statement schedule appearing therein) and the effectiveness of National Oilwell Varco’s internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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$500,000,000

3.600% SENIOR NOTES DUE 2029

PROSPECTUS SUPPLEMENT

Barclays

J.P. Morgan

Wells Fargo Securities

ABN AMRO

Citigroup

DNB Markets

HSBC

Scotiabank

SEB

Standard Chartered Bank

UniCredit Capital Markets

BNP PARIBAS

Fifth Third Securities

November 4, 2019